Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Erin Gehan Sr. Director Investor Relations (310) 410-9600 ext. 32862

HERBALIFE LTD. ANNOUNCES 4th QUARTER 2007 DIVIDEND

LOS ANGELES, January 31, 2008 — Herbalife Ltd. (NYSE: HLF) today reported that its board of directors approved a quarterly cash dividend of $0.20 per share to shareholders of record effective February 29, 2008, payable on March 14, 2008.

Fourth Quarter Earnings Conference Call
The company will release its fourth quarter financial results after the close of trading on the NYSE on Tuesday, February 26, 2008. The following day, Wednesday, February 27, 2008 at 8 a.m. PT (11 a.m. ET), Herbalife’s senior management team will host an investor conference call to discuss its fourth quarter financial results and provide an update on current business trends. The company will provide updated 2008 guidance and 1st quarter 2008 guidance.

The dial-in number for this conference call for domestic callers is (866) 219-5268 and 703-639-1120 for international callers. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic and international callers) and entering access code 1109438. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of 1.7 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

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